THE COCA-COLA COMPANY REPORTS SECOND QUARTER 2017 RESULTS
Transformation Progress Continues Alongside Balanced Performance Across the Portfolio
Net Revenues Declined 16%, Impacted by Bottling Divestitures and Currency Exchange;
Organic Revenues (Non-GAAP) Grew 3%, Driven by Price/Mix of 3%
Operating Margin Contracted Over 335 Basis Points;
Comparable Operating Margin (Non-GAAP) Expanded Over 375 Basis Points
EPS of $0.32 and Comparable EPS (Non-GAAP) of $0.59
Company Accelerates the Global Expansion of Low- and No-Sugar Sparkling Soft Drinks
Full Year Underlying Performance Outlook Remains Unchanged;
Full Year Comparable EPS (Non-GAAP) Target Raised on Diminished Currency Headwinds
ATLANTA, July 26, 2017 – The Coca-Cola Company today reported second quarter 2017 operating results. James Quincey, President and Chief Executive Officer of The Coca-Cola Company, said, "Our second quarter results demonstrate continued progress against the strategic priorities we have laid out to accelerate the transformation of our business into a total beverage company with balanced growth across a consumer-centric portfolio. Not only did we see strong performance during the quarter in rapidly expanding areas of our Company, such as our innocent juice and smoothie business in Europe, our organic revenue growth in sparkling soft drinks was led by innovation in and marketing support for our low- and no-sugar options like Coca-Cola Zero Sugar, which continues to roll out around the world. Our performance gives us confidence that we will achieve our full year financial objectives even in the face of challenging conditions, and also demonstrates further success in evolving our portfolio to meet changing consumer tastes and preferences. While we are in a period of substantial transformation and change that is never easy, I am encouraged by the spirit of our people and partners as we reinvent the Company for the future."

Highlights

Quarterly Performance

•
Revenue: Net revenues declined 16% to $9.7 billion. Net revenues were impacted by a 17% headwind from the ongoing refranchising of bottling territories and a foreign currency exchange headwind of 2%. Organic revenues (non-GAAP) grew 3% on price/mix growth of 3% and even concentrate sales. Core business organic revenues (non-GAAP) grew 4%, and core business price/mix grew 3%. Our organic revenue (non-GAAP) growth was driven by sparkling soft drinks with balanced performance across the other category clusters.

•
Volume: Total unit case volume was even, with positive performance in four of the five category clusters. Unit case volume performance continued to be impacted by macroeconomic challenges in certain Latin American markets, with Brazil and Venezuela accounting for more than a 1 point drag on consolidated unit case volume growth. Outperformance continued in our developed markets, with unit case volume growth 1 point ahead of the consolidated results, led by Mexico and Spain.

•
Margin: Our operating margin declined more than 335 basis points while our comparable operating margin (non-GAAP) expanded more than 375 basis points. The reported operating margin included items impacting comparability. The improvement in comparable operating margin (non-GAAP) was driven by divestitures of lower-margin bottling businesses through our ongoing refranchising initiative, effective operating expense management through our productivity program, and the timing of expenses, partially offset by the impact of changes in foreign currency exchange rates.

•
Market Share: Our value share growth outpaced volume share in the total nonalcoholic ready-to-drink ("NARTD") beverage industry, reflecting our shift in focus from driving volume growth to driving holistic revenue growth. We gained value share in sparkling soft drinks; juice, dairy, and plant-based beverages; and tea and coffee.

•
Cash Flow: Year-to-date cash from operations was $3.4 billion, down 11%. Year-to-date free cash flow (non-GAAP) was $2.6 billion, down 6%. This decrease was driven by our ongoing refranchising of North America bottling territories partially offset by the cycling of a pension plan contribution and lower capital expenditures.

•	Share Repurchase: Year-to-date purchases of stock for treasury were $2.2 billion. Year-to-date net share repurchases (non-GAAP) totaled $1.3 billion.

Company Updates
During the second quarter of 2017, we achieved substantial progress against our strategic priorities, which include transforming our beverage portfolio, reducing our sugar footprint, and strengthening our global system. Notable progress included:

•
Growing sparkling soft drinks without growing sugar: Low- and no-calorie sparkling soft drinks grew unit case volume mid single digits during the quarter as we accelerated the introduction and expansion of reduced-sugar offerings around the world. Coca-Cola Zero Sugar continued to grow double digits in Europe, Middle East & Africa and Latin America, the two operating segments with the broadest availability of the new recipe. Building on the success we have seen for the new recipe in over 25 markets around the world, including Great Britain and Mexico, we plan to introduce Coca-Cola Zero Sugar to the U.S. market in August. This new zero-calorie cola recipe is a result of our strong in-house innovation capabilities, and also serves as an example of our ongoing efforts to deliver great-tasting drinks that also help consumers moderate their consumption of added sugar.

•
Driving holistic revenue growth: Our balanced pursuit of total revenue growth continued, with a keen focus on value-accretive pricing and mix initiatives. Unit case volume of immediate consumption packs, which are typically sold at a higher retail price per ounce, grew 3% in the quarter. Transaction packs in North America, which are relatively smaller packs that help drive revenue through positive mix, grew mid single digits in the quarter with double-digit growth in mini cans. We also maintained our focus on expanding the premium segment of our portfolio in key markets through innovation. In China, we launched new premium-priced products under the Minute Maid Pulpy brand – Minute Maid Triple Pulpy and Flower Flavors. Our innocent brand portfolio in Western Europe, which includes 100% pure fruit smoothies and premium juices, continued to outperform with double-digit revenue growth as a result of expanded distribution and product innovations, such as packaging enhancements and the launch of new varieties of value-added super smoothies.

•
Expanding our consumer-centric portfolio: We remain on track with our plan of broadening our portfolio to meet evolving consumer preferences by introducing more than 500 new products this year and also "lifting and shifting" existing brands into new markets. We made progress toward that plan during the quarter with a number of product launches around the world. For example, in Great Britain we launched new flavors of sparkling smartwater and new low-sugar sour fruit flavors of Oasis juice drinks. Elsewhere in Western Europe, Honest Tea expanded into France, the Netherlands, and Belgium. In Asia, we completed the nationwide rollout of Sprite Zero in China and launched a new line of functional Sokenbicha tea in Japan. In Latin America, we saw strong performance in Mexico from Ciel Exprim Fresa, a new flavored water launched during the quarter.

•
Implementing a 21st century beverage partnership model in North America: During the quarter, letters of intent were signed with Reyes Holdings LLC for the Coca-Cola Refreshments ("CCR") West Operating Unit territories in California and Nevada and with Liberty Coca-Cola Beverages LLC for the territories of the CCR Tri-State Metro Operating Unit, which includes New York City and Philadelphia. With these signings, there are now agreements or letters of intent for 100% of the U.S. territories of CCR, and we remain on track to complete the refranchising of our CCR bottling operations in the U.S. by the end of the year.

•
Giving back: During the quarter, The Coca-Cola Foundation (the "Foundation") awarded a $1.35 million grant to support the installation of water systems and water treatment equipment, where needed, in 51 Little Red Schoolhouses across the Philippines. As a result, more than 6,000 students will benefit from improved water access. The Little Red Schoolhouse project was launched in 1997 to help improve basic education in impoverished areas. Today, there are more than 100 Little Red Schoolhouses across the Philippines. In addition, the Foundation recently awarded a $1 million grant to fund a pilot program at Atlanta's Hollis Innovation Academy to increase student success by decreasing the student-to-teacher ratio. The program will provide an additional teacher in each of the 21 classrooms at the Academy, which serves Atlanta's Westside neighborhood.

Operating Review – Three Months Ended June 30, 2017
Revenues and Volume

Percent Change	Concentrate Sales [1]	Price/Mix	Currency Impact	Acquisitions, Divestitures, and Structural Items, Net	Reported Net Revenues	Organic Revenues [2]	Unit Case Volume
Consolidated	0	3	(2)	(17)	(16)	3	0
Europe, Middle East & Africa	3	3	(5)	(1)	0	6	3
Latin America	(3)	5	0	(1)	2	2	(2)
North America	1	4	0	2	6	5	0
Asia Pacific	0	(1)	(3)	0	(3)	(1)	1
Bottling Investments	(2)	2	0	(46)	(46)	0	(46)

Income Before Income Taxes and EPS

Percent Change	Reported Income Before Income Taxes	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]	Structural Items	Comparable Currency Neutral (Structurally Adjusted) [2]
Consolidated	(39)	(38)	(2)	1	(5)	6

Europe, Middle East & Africa	3	1	(5)	7
Latin America	8	0	(1)	9
North America	(12)	(20)	(1)	9
Asia Pacific	(6)	0	(4)	(2)
Bottling Investments	—[3]	(266)	(1)	(24)

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]
Consolidated EPS	(60)	(58)	(2)	1

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral income before income taxes, comparable currency neutral income before income taxes (structurally adjusted), and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Reported loss before income taxes for the three months ended June 30, 2017 was $515 million. Reported income before income taxes for the three months ended July 1, 2016 was $269 million.

In addition to the data in the preceding tables, quarterly operating results included the following:

Consolidated

•	Price/mix growth of 3% was driven by positive operational pricing and mix, particularly in North America and Latin America. Geographic or segment mix did not have a significant impact on price/mix.

•	Unit case volume was even and included the following performance by category cluster:

◦	Sparkling soft drinks: 0%

◦	Juice, dairy, and plant-based beverages: 3%

◦	Water, enhanced water, and sports drinks: 1%

◦	Tea and coffee: 2%

•
The decline in income before income taxes included items impacting comparability, which were predominantly comprised of charges associated with the refranchising of bottling territories in North America and a gain in the prior year. The decline was also impacted by changes in foreign currency exchange rates and structural items, which were primarily related to the refranchising of bottling territories. Growth in comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) was driven by the continued impact of our productivity initiatives as well as the timing of expenses, partially offset by the impact of rising interest rates.

Europe, Middle East & Africa

•
Price/mix growth of 3% was driven by positive operational pricing and mix in our Western Europe business unit, and also included 1 point of positive geographic mix. Acquisitions, divestitures, and structural items reflect the impact of bottling transactions in Europe and Africa.

•
Unit case volume growth of 3% included 1 point of growth from acquired brands, which were primarily water brands in Africa. Unit case volume growth was led by positive performance in our Western Europe and South & East Africa business units, partially offset by a decline in our Middle East & North Africa business unit, primarily driven by Egypt. Low single-digit unit case volume growth in sparkling soft drinks was led by Coca-Cola Zero Sugar, which accounted for over one-third of incremental volume growth for the operating segment.

•
The growth in income before income taxes included items impacting comparability and the impact of changes in foreign currency exchange rates. Comparable currency neutral income before income taxes (non-GAAP) included the favorable impact of bottling transactions in Europe and Africa.

•	We maintained value share in total NARTD beverages. We gained value share in sparkling soft drinks and juice, dairy, and plant-based beverages.

Latin America

•	Price/mix growth of 5% was driven by positive operational pricing and mix in Mexico and inflation-led pricing in our Latin Center business unit, partially offset by 1 point of negative geographic mix.

•
The unit case volume decline of 2% was driven by a high single-digit decline in our Brazil business unit and a double-digit decline in our Latin Center business unit. These declines were partially offset by low single-digit growth in Mexico. Unit case volume for sparkling soft drinks declined low single digits, primarily due to the macroeconomic conditions in Brazil and Venezuela. Juice, dairy, and plant-based beverages unit case volume grew low single digits, primarily driven by incremental volume from the recently acquired AdeS brand of plant-based beverages.

•	We gained value share in water, enhanced water, and sports drinks as well as tea and coffee.

North America

•
Price/mix growth of 4% reflects our continued execution of disciplined occasion, brand, price, and package strategy along with positive business and category mix. Sparkling soft drinks price/mix grew 4%, which included a 1 point favorable impact from the timing of shipments in the foodservice & on-premise channel. Acquisitions, divestitures, and structural items reflect the impact of the ongoing refranchising of bottling territories in North America.

•
Unit case volume was even, which included slightly positive performance in sparkling soft drinks led by Sprite and low single-digit growth in juice, dairy, and plant-based beverages, offset by a mid single-digit decline in water, enhanced water, and sports drinks.

•
Income before income taxes included items impacting comparability and the impact of changes in foreign currency exchange rates. Comparable currency neutral income before income taxes (non-GAAP) was favorably impacted by the ongoing refranchising in North America.

•	We gained value share in total NARTD beverages for the 29th consecutive quarter. We also gained value share in sparkling soft drinks; juice, dairy, and plant-based beverages; and tea and coffee.

Asia Pacific

•	The price/mix decline of 1% included 1 point of negative impact from geographic mix.

•
Unit case volume growth of 1% was driven by mid single-digit growth in our Greater China & Korea business unit partially offset by a mid single-digit decline in our ASEAN business unit. Trademark Coca-Cola accounted for over half of the incremental unit case volume growth for the operating segment, driven by strong performance of brand Coca-Cola in China and volume from the recently launched Coca-Cola Plus in Japan. Juice, dairy, and plant-based beverages grew unit case volume mid single digits, and tea and coffee declined low single digits.

•	We maintained value share in total NARTD beverages. We gained value share in sparkling soft drinks.

Bottling Investments

•	Price/mix growth of 2% was driven by positive operational pricing and mix in the North America bottling operations partially offset by negative performance in the India bottling operations.

•
Loss before income taxes was driven by items impacting comparability and the impact of changes in foreign currency exchange rates. Comparable currency neutral income before income taxes (non-GAAP) was unfavorably impacted by the ongoing refranchising of North America bottling territories and the deconsolidation of our previously held bottling operations in Germany, China, and South Africa.

Operating Review – Six Months Ended June 30, 2017
Revenues and Volume

Percent Change	Concentrate Sales [1]	Price/Mix	Currency Impact	Acquisitions, Divestitures, and Structural Items, Net	Reported Net Revenues	Organic Revenues [2]	Unit Case Volume
Consolidated	(1)	3	(1)	(14)	(14)	1	0
Europe, Middle East & Africa	1	3	(5)	(2)	(3)	4	3
Latin America	(4)	6	0	(1)	0	1	(3)
North America	(1)	3	0	2	4	3	0
Asia Pacific	0	(1)	(3)	0	(3)	(1)	1
Bottling Investments	(3)	2	0	(35)	(37)	(1)	(37)

Income Before Income Taxes and EPS

Percent Change	Reported Income Before Income Taxes	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]	Structural Items	Comparable Currency Neutral (Structurally Adjusted) [2]
Consolidated	(33)	(31)	(3)	0	(4)	4

Europe, Middle East & Africa	(2)	0	(5)	3
Latin America	3	0	(2)	5
North America	(15)	(20)	(1)	7
Asia Pacific	(4)	0	(4)	1
Bottling Investments	(548)	(528)	0	(20)

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]
Consolidated EPS	(48)	(45)	(3)	0

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral income before income taxes, comparable currency neutral income before income taxes (structurally adjusted), and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.

Outlook
The 2017 outlook information provided below includes forward-looking non-GAAP financial measures which management uses in measuring performance. We are not able to reconcile our full year 2017 projected organic revenues (non-GAAP) to our full year 2017 projected reported net revenues, our full year 2017 projected comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) to our full year 2017 projected reported income before income taxes, or our full year 2017 projected comparable EPS (non-GAAP) to our full year 2017 projected reported EPS without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions, divestitures and/or structural changes throughout 2017. The unavailable information could have a significant impact on our full year 2017 GAAP financial results.
Full Year 2017 Underlying Performance:

•	Approximately 3% growth in organic revenues (non-GAAP) – No Change

•
7% to 8% growth in comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP), driven by strong operating performance partially offset by the impact of an increasing interest rate environment – No Change

Full Year 2017 Currency Impact:

•	Comparable net revenues (non-GAAP): 1% to 2% headwind based on the current rates and including the impact of hedged positions – No Change

•	Comparable income before income taxes (non-GAAP): 2% headwind based on the current rates and including the impact of hedged positions – Updated
Full Year 2017 Acquisitions, Divestitures, and Structural Items Impact:

•	Comparable net revenues (non-GAAP): 18% to 19% headwind from acquisitions, divestitures, and structural items – No Change

•	Comparable income before income taxes (non-GAAP): 5% to 6% structural headwind – No Change
Full Year 2017 Other Items:

•	Underlying effective tax rate (non-GAAP): 24.0%* – No Change

•	Net share repurchases (non-GAAP): Approximately $2.0 billion – No Change

•	Net capital expenditures: $2.0 billion to $2.5 billion – No Change
Full Year 2017 EPS:

•	Comparable EPS (non-GAAP): Even to 2% decline versus $1.91 in 2016 – Updated
Third Quarter 2017 Considerations:

•
Comparable net revenues (non-GAAP): 19% to 20% headwind from acquisitions, divestitures, and structural items; 1% to 2% currency headwind based on the current rates and including the impact of hedged positions – New

•	Comparable income before income taxes (non-GAAP): 9% to 10% structural headwind; 2% to 3% currency headwind based on the current rates and including the impact of hedged positions – New
Full Year 2018 Considerations:

•	Comparable net revenues (non-GAAP): 16% to 17% headwind from acquisitions, divestitures, and structural items – No Change

•	Comparable income before income taxes (non-GAAP): 1% to 2% structural headwind; low single-digit currency headwind based on the current rates and including the impact of hedged positions – No Change

•	Underlying effective tax rate (non-GAAP): 26.0%* – No Change

*Does not include any impact from potential tax reform

Notes

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
"Core business" represents the combined performance from the Europe, Middle East & Africa; Latin America; North America; Asia Pacific; and Corporate operating segments offset by intersegment eliminations.

•
"Concentrate sales" represents the amount of concentrates, syrups, beverage bases, source waters, and powders/minerals (in all instances expressed in equivalent unit cases) sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers. In the reconciliation of reported net revenues, "concentrate sales" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for our geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For our Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. Our Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.

•
"Price/mix" represents the change in revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.

•
First quarter 2017 financial results were impacted by two fewer days and fourth quarter 2017 financial results will be impacted by one additional day as compared to the same periods in 2016. Unit case volume results are not impacted by variances in days due to the average daily sales computation referenced above.

Conference Call
We are hosting a conference call with investors and analysts to discuss second quarter 2017 financial results today, July 26, 2017 at 9 a.m. EDT. We invite participants to listen to a live webcast of the conference call on the Company’s website, http://www.coca-colacompany.com, in the "Investors" section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures to the Company’s results as reported under GAAP, which may be used during the call when discussing financial results.

Contacts:            Investors and Analysts                Media
Tim Leveridge: +1 404.676.7563            Kent Landers: +1 404.676.2683

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	June 30, 2017	July 1, 2016	% Change[1]
Net Operating Revenues	$9,702	$11,539	(16)
Cost of goods sold	3,659	4,471	(18)
Gross Profit	6,043	7,068	(15)
Selling, general and administrative expenses	3,142	3,912	(20)
Other operating charges	823	297	177
Operating Income	2,078	2,859	(27)
Interest income	165	164	0
Interest expense	231	162	42
Equity income (loss) — net	409	305	34
Other income (loss) — net	203	1,133	(82)
Income Before Income Taxes	2,624	4,299	(39)
Income taxes	1,252	839	49
Consolidated Net Income	1,372	3,460	(60)
Less: Net income (loss) attributable to noncontrolling interests	1	12	(91)
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,371	$3,448	(60)
Diluted Net Income Per Share[2]	$0.32	$0.79	(60)
Average Shares Outstanding — Diluted[2]	4,327	4,377

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended June 30, 2017 and July 1, 2016, basic net income per share was $0.32 for 2017 and $0.80 for 2016 based on average shares outstanding — basic of 4,273 million for 2017 and 4,323 million for 2016. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Six Months Ended
	June 30, 2017	July 1, 2016	% Change[1]
Net Operating Revenues	$18,820	$21,821	(14)
Cost of goods sold	7,172	8,540	(16)
Gross Profit	11,648	13,281	(12)
Selling, general and administrative expenses	6,457	7,673	(16)
Other operating charges	1,131	608	86
Operating Income	4,060	5,000	(19)
Interest income	320	308	4
Interest expense	423	303	39
Equity income (loss) — net	525	397	32
Other income (loss) — net	(351)	791	—
Income Before Income Taxes	4,131	6,193	(33)
Income taxes	1,575	1,240	27
Consolidated Net Income	2,556	4,953	(48)
Less: Net income (loss) attributable to noncontrolling interests	3	22	(86)
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,553	$4,931	(48)
Diluted Net Income Per Share[2]	$0.59	$1.13	(48)
Average Shares Outstanding — Diluted[2]	4,330	4,379

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the six months ended June 30, 2017 and July 1, 2016, basic net income per share was $0.60 for 2017 and $1.14 for 2016 based on average shares outstanding — basic of 4,280 million for 2017 and 4,325 million for 2016. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$11,718	$8,555
Short-term investments	11,016	9,595
Total Cash, Cash Equivalents and Short-Term Investments	22,734	18,150
Marketable securities	4,490	4,051
Trade accounts receivable, less allowances of $473 and $466, respectively	4,024	3,856
Inventories	2,790	2,675
Prepaid expenses and other assets	2,866	2,481
Assets held for sale	2,057	2,797
Total Current Assets	38,961	34,010
Equity Method Investments	20,845	16,260
Other Investments	1,158	989
Other Assets	4,318	4,248
Property, Plant and Equipment — net	8,672	10,635
Trademarks With Indefinite Lives	6,527	6,097
Bottlers' Franchise Rights With Indefinite Lives	772	3,676
Goodwill	9,449	10,629
Other Intangible Assets	444	726
Total Assets	$91,146	$87,270

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$10,363	$9,490
Loans and notes payable	14,355	12,498
Current maturities of long-term debt	3,478	3,527
Accrued income taxes	351	307
Liabilities held for sale	283	710
Total Current Liabilities	28,830	26,532
Long-Term Debt	31,805	29,684
Other Liabilities	4,092	4,081
Deferred Income Taxes	4,330	3,753
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	15,473	14,993
Reinvested earnings	64,890	65,502
Accumulated other comprehensive income (loss)	(10,489)	(11,205)
Treasury stock, at cost — 2,772 and 2,752 shares, respectively	(49,633)	(47,988)
Equity Attributable to Shareowners of The Coca-Cola Company	22,001	23,062
Equity Attributable to Noncontrolling Interests	88	158
Total Equity	22,089	23,220
Total Liabilities and Equity	$91,146	$87,270

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Six Months Ended
	June 30, 2017	July 1, 2016
Operating Activities
Consolidated net income	$2,556	$4,953
Depreciation and amortization	629	903
Stock-based compensation expense	114	119
Deferred income taxes	620	(178)
Equity (income) loss — net of dividends	(303)	(224)
Foreign currency adjustments	33	118
Significant (gains) losses on sales of assets — net	259	(762)
Other operating charges	970	210
Other items	(68)	(125)
Net change in operating assets and liabilities	(1,419)	(1,194)
Net cash provided by operating activities	3,391	3,820
Investing Activities
Purchases of investments	(10,047)	(9,045)
Proceeds from disposals of investments	8,337	9,518
Acquisitions of businesses, equity method investments and nonmarketable securities	(520)	(723)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	2,055	420
Purchases of property, plant and equipment	(832)	(1,085)
Proceeds from disposals of property, plant and equipment	42	41
Other investing activities	(259)	(63)
Net cash provided by (used in) investing activities	(1,224)	(937)
Financing Activities
Issuances of debt	18,586	15,947
Payments of debt	(14,910)	(12,750)
Issuances of stock	917	1,108
Purchases of stock for treasury	(2,197)	(2,156)
Dividends	(1,584)	(3,017)
Other financing activities	(15)	85
Net cash provided by (used in) financing activities	797	(783)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	199	238
Cash and Cash Equivalents
Net increase (decrease) during the period	3,163	2,338
Balance at beginning of period	8,555	7,309
Balance at end of period	$11,718	$9,647

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	June 30, 2017	July 1, 2016	% Fav. / (Unfav.)	June 30, 2017	July 1, 2016	% Fav. / (Unfav.)	June 30, 2017	July 1, 2016	% Fav. / (Unfav.)
Europe, Middle East & Africa	$2,037	$2,031	0	$1,081	$1,056	2	$1,111	$1,078	3
Latin America	950	937	2	557	512	9	559	520	8
North America	2,871	2,709	6	752	735	2	655	745	(12)
Asia Pacific	1,507	1,560	(3)	713	758	(6)	716	760	(6)
Bottling Investments	3,038	5,615	(46)	(652)	216	—	(515)	269	—
Corporate	45	63	(28)	(373)	(418)	11	98	927	(90)
Eliminations	(746)	(1,376)	46	—	—	—	—	—	—
Consolidated	$9,702	$11,539	(16)	$2,078	$2,859	(27)	$2,624	$4,299	(39)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the three months ended June 30, 2017, intersegment revenues were $15 million for Latin America, $585 million for North America, $123 million for Asia Pacific and $23 million for Bottling Investments. During the three months ended July 1, 2016, intersegment revenues were $123 million for Europe, Middle East & Africa, $16 million for Latin America, $1,032 million for North America, $159 million for Asia Pacific, $44 million for Bottling Investments and $2 million for Corporate.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Six Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	June 30, 2017	July 1, 2016	% Fav. / (Unfav.)	June 30, 2017	July 1, 2016	% Fav. / (Unfav.)	June 30, 2017	July 1, 2016	% Fav. / (Unfav.)
Europe, Middle East & Africa	$3,669	$3,781	(3)	$1,948	$1,983	(2)	$1,996	$2,028	(2)
Latin America	1,876	1,872	0	1,062	1,035	3	1,066	1,038	3
North America	5,265	5,073	4	1,321	1,316	0	1,128	1,325	(15)
Asia Pacific	2,715	2,795	(3)	1,258	1,309	(4)	1,265	1,314	(4)
Bottling Investments	6,905	10,907	(37)	(762)	98	—	(1,057)	(163)	(548)
Corporate	74	48	54	(767)	(741)	(4)	(267)	651	—
Eliminations	(1,684)	(2,655)	37	—	—	—	—	—	—
Consolidated	$18,820	$21,821	(14)	$4,060	$5,000	(19)	$4,131	$6,193	(33)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the six months ended June 30, 2017, intersegment revenues were $28 million for Latin America, $1,357 million for North America, $253 million for Asia Pacific and $46 million for Bottling Investments. During the six months ended July 1, 2016, intersegment revenues were $264 million for Europe, Middle East & Africa, $34 million for Latin America, $1,975 million for North America, $292 million for Asia Pacific, $85 million for Bottling Investments and $5 million for Corporate.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: "comparable net revenues", "organic revenues", "core business organic revenues", "comparable operating margin", "comparable income before income taxes", "comparable currency neutral income before income taxes", "comparable currency neutral income before income taxes (structurally adjusted)", "comparable EPS", "comparable currency neutral EPS", "underlying effective tax rate", "free cash flow" and "net share repurchases", each of which are defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company's performance. Disclosing these non-GAAP financial measures allows investors and Company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS

•
"Currency neutral operating results" are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, normalizing for certain structural items in hyperinflationary economies, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

•
"Structural changes" generally refer to acquisitions or dispositions of bottling, distribution or canning operations and the consolidation or deconsolidation of bottling and distribution entities for accounting purposes. On April 1, 2017, the Company sold a substantial portion of its bottling operations in China to the two local franchise bottlers, which impacted our Asia Pacific and Bottling Investments operating segments. In 2017 and 2016, the Company refranchised bottling territories in North America to certain of its unconsolidated bottling partners. Additionally, in conjunction with the refranchising of Coca-Cola Refreshments' ("CCR") Southwest operating unit ("Southwest Transaction") on April 1, 2017, we obtained an equity interest in AC Bebidas, S. de R.L. de C.V. ("AC Bebidas"), a subsidiary of Arca Continental, S.A.B. de C.V. ("Arca"), which impacted our North America and Bottling Investments operating segments. These transactions were included as structural items in our analysis of net operating revenues on a consolidated basis and for the applicable operating segments. These transactions were also included as structural items in our analysis of comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) on a consolidated basis. In addition, for non-Company-owned and licensed beverage products sold in the refranchised territories in North America for which the Company no longer reports unit case volume, we have eliminated the unit case volume from the base year when calculating 2017 versus 2016 volume growth rates on a consolidated basis as well as for the North America and Bottling Investments operating segments.

During 2016, the Company deconsolidated our South African bottling operations and disposed of its related equity method investment in exchange for equity method investments in Coca-Cola Beverages Africa Limited ("CCBA") and CCBA's South African subsidiary. As part of the transaction, the Company also acquired and licensed several brands. The deconsolidation and new equity method investments impacted our Europe, Middle East and Africa and Bottling Investments operating segments. The brands and licenses that the Company acquired impacted the

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
DEFINITIONS (continued)
Company’s unit case volume and concentrate sales volume and therefore, in addition to being included as a structural change, they are also considered acquired brands. Also in 2016, the Company deconsolidated our German bottling operations as a result of their being combined to create Coca-Cola European Partners plc ("CCEP"). As a result of the transaction, the Company now owns an equity method investment in CCEP. The deconsolidation and new equity method investment impacted our Europe, Middle East and Africa and Bottling Investments operating segments. These transactions were included as structural items in our analysis of net operating revenues on a consolidated basis and for the applicable operating segments. These transactions were also included as structural items in our analysis of comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) on a consolidated basis.

•
"Comparable net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). Management believes the comparable net revenues (non-GAAP) growth measure provides investors with useful supplemental information to enhance their understanding of the Company's revenue performance and trends by improving their ability to compare our period-to-period results. "Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural items, as applicable, as well as the impact of changes in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the Company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange, as well as the impact of acquisitions, divestitures and structural changes. "Core business organic revenues" is a non-GAAP financial measure that represents the combined organic revenue performance from the Europe, Middle East and Africa; Latin America; North America; and Asia Pacific operating segments and Corporate offset by intersegment eliminations. Management believes the core business organic revenues (non-GAAP) measure enhances the understanding of the change in the net operating revenues of the operating segments of our business that are not significantly impacted by the acquisition and divestiture activity taking place in our Bottling Investments operating segment. The adjustments related to acquisitions, divestitures and structural items for the three and six months ended June 30, 2017 and July 1, 2016 consisted of the structural changes discussed above. Additionally, during the six months ended June 30, 2017, organic revenues (non-GAAP) were adjusted, both on a consolidated basis and for our Asia Pacific operating segment, for the sales of the Company's plant-based protein beverages in China that were acquired in 2016.

•
"Comparable operating margin" and "comparable income before income taxes" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral income before income taxes" and "comparable currency neutral income before income taxes (structurally adjusted)" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. Comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) has also been adjusted for structural changes. Management uses these non-GAAP financial measures to evaluate the Company's performance and make resource allocation decisions. Further, management believes the comparable operating margin (non-GAAP) expansion, comparable income before income taxes (non-GAAP) growth, comparable currency neutral income before income taxes (non-GAAP) growth and comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the Company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Comparable EPS" and "comparable currency neutral EPS" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the Company's performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate the underlying operating

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
DEFINITIONS (continued)
results and provide investors with useful supplemental information to enhance their understanding of the Company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Underlying effective tax rate" is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before income taxes that excludes or has otherwise been adjusted for items impacting comparability (discussed further below).

•
"Free cash flow" is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the Company's performance and make resource allocation decisions.

•
"Net share repurchases" is a non-GAAP financial measure that reflects the net amount of purchases of stock for treasury after considering proceeds from the issuances of stock, the net change in stock issuance receivables (related to employee stock options exercised but not settled prior to the end of the period) and the net change in treasury stock payables (for treasury shares repurchased but not settled prior to the end of the period).

ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". Items impacting comparability include asset impairments and restructuring charges, charges related to our productivity and reinvestment initiatives, and transaction gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are timing differences related to our economic (nondesignated) hedging activities and our proportionate share of similar items incurred by our equity method investees, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral operating results" defined above).
Asset Impairments and Restructuring
Asset Impairments
During the three and six months ended June 30, 2017, the Company recorded charges of $653 million and $737 million, respectively, related to the impairment of Coca-Cola Refreshments ("CCR") assets that are recorded in our Bottling Investments operating segment, primarily as a result of current year refranchising activities in North America and management's view of the proceeds that are expected to be received for the remaining bottling territories upon their refranchising. This charge was determined by comparing the fair value of the assets to their carrying values.
Restructuring
During the three and six months ended July 1, 2016, the Company recorded charges of $41 million and $240 million, respectively. These charges were related to the integration of our German bottling operations, which were deconsolidated in May 2016.
Productivity and Reinvestment
During the three and six months ended June 30, 2017, the Company recorded charges of $87 million and $226 million, respectively, related to our productivity and reinvestment initiatives. The Company also recorded charges of $65 million and $128 million during the three and six months ended July 1, 2016, respectively. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the Company's

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Productivity and Reinvestment (continued)
operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three and six months ended June 30, 2017, the Company recorded a net gain of $37 million and a net charge of $21 million, respectively. During the three and six months ended July 1, 2016, the Company recorded net charges of $18 million and $21 million, respectively. These amounts represent the Company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and six months ended June 30, 2017, the Company recorded charges of $44 million and $104 million, respectively, primarily related to costs incurred to refranchise certain of our bottling operations. The Company also recorded charges of $52 million and $97 million during the three and six months ended July 1, 2016, respectively. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout our North America bottling system.
During the three and six months ended June 30, 2017, the Company recorded charges of $4 million and $6 million, respectively. The Company also recorded charges of $32 million and $33 million during the three and six months ended July 1, 2016, respectively. These charges were for noncapitalizable transaction costs associated with pending and closed transactions.
During the three and six months ended June 30, 2017, the Company recorded net charges of $214 million and $711 million, respectively. The Company also recorded charges of $199 million and $568 million during the three and six months ended July 1, 2016, respectively. These charges were primarily due to the derecognition of the intangible assets transferred or reclassified as held for sale as a result of the refranchising of certain bottling territories in North America. The net charges included a gain of $1,060 million recognized during the three and six months ended June 30, 2017 related to the Southwest Transaction.
During the three and six months ended June 30, 2017, the Company recorded charges of $109 million and $215 million, respectively, primarily related to payments made to certain of our unconsolidated bottling partners in North America in order to convert their bottling agreements to a comprehensive beverage agreement with additional requirements.
During the three and six months ended June 30, 2017, the Company recorded a charge of $26 million related to our former German bottling operations.
During the three and six months ended June 30, 2017, the Company recognized a gain of $445 million related to the integration of Coca-Cola West Co., Ltd. ("CCW") and Coca-Cola East Japan Co., Ltd. ("CCEJ") to establish Coca-Cola Bottlers Japan Inc. ("CCBJI"). In exchange for our previously existing equity interests in CCW and CCEJ, we received an approximate 17 percent equity interest in CCBJI.
During the three and six months ended June 30, 2017, the Company recognized a $25 million gain as a result of Coca-Cola FEMSA, an equity method investee, issuing additional shares of its stock at a per share amount greater than the carrying value of the Company's per share investment.
During the three and six months ended June 30, 2017, the Company recorded a gain of $9 million related to refranchising a substantial portion of our China bottling operations.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains/Losses (continued)
During the three and six months ended July 1, 2016, the Company recognized a gain of $1,292 million, net of transaction costs described above, as a result of the deconsolidation of our German bottling operations. On May 28, 2016, the Company exchanged its German bottling operations for an equity interest in CCEP.
During the six months ended July 1, 2016, the Company recorded a net gain of $18 million as a result of the disposal of our shares in Keurig Green Mountain, Inc.
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months ended June 30, 2017 and July 1, 2016, the net impact of the Company's adjustment related to our economic hedging activities resulted in an increase of $34 million and a decrease of $95 million, respectively, to our non-GAAP income before income taxes. During the six months ended June 30, 2017 and July 1, 2016, the net impact of the Company's adjustment related to our economic hedging activities resulted in an increase of $30 million and a decrease of $71 million, respectively, to our non-GAAP income before income taxes.
Donation to The Coca-Cola Foundation
During the three and six months ended July 1, 2016, the Company recorded a charge of $100 million due to contributions the Company made to The Coca-Cola Foundation.
Other
During the three and six months ended June 30, 2017, the Company recorded a net charge of $38 million related to the repurchase and/or extinguishment of long-term debt.
During the three and six months ended June 30, 2017, the Company recorded impairment charges of $14 million and$34 million, respectively, related to Venezuelan intangible assets as a result of weaker sales and volatility of foreign currency exchange rates resulting from continued political instability. These charges were determined by comparing the fair value of the assets, derived using discounted cash flow analyses, to the respective carrying values.
During the three and six months ended June 30, 2017, the Company recorded other charges of $21 million and $27 million, respectively. During the three and six months ended July 1, 2016, the Company recorded other charges of $7 million and $10 million, respectively. These charges were primarily related to tax litigation expense.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Certain Tax Matters
During the three and six months ended June 30, 2017, the Company recorded $29 million and $82 million, respectively, of excess tax benefits associated with the Company's share-based compensation arrangements. The Company also recorded a net tax benefit of $11 million for the three months ended June 30, 2017 and a net tax charge of $12 million for the six months ended June 30, 2017 related to uncertain tax positions, including interest and penalties, as well as the impact of the reversal of valuation allowances in certain foreign jurisdictions. During the three and six months ended July 1, 2016, the Company recorded net tax charges of $83 million and $77 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
2017 OUTLOOK
Our 2017 outlook for comparable revenues, organic revenues, comparable income before income taxes, comparable currency neutral income before income taxes (structurally adjusted) and comparable EPS are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items, as applicable. We are not able to reconcile our full year 2017 projected organic revenues (non-GAAP) to our full year 2017 projected reported net revenues, our full year 2017 projected comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) to our full year 2017 projected reported income before income taxes, or our full year 2017 projected comparable EPS (non-GAAP) to our full year 2017 projected reported EPS without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions, divestitures and/or structural changes throughout 2017. The unavailable information could have a significant impact on our full year 2017 GAAP financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended June 30, 2017
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$9,702	$3,659	$6,043	62.3%	$3,142	$823	$2,078	21.4%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(653)	653
Productivity & Reinvestment	—	—	—		—	(87)	87
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(48)	48
Other Items	7	(28)	35		(1)	(35)	71
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$9,709	$3,631	$6,078	62.6%	$3,141	$—	$2,937	30.2%

	Three Months Ended July 1, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,539	$4,471	$7,068	61.3%	$3,912	$297	$2,859	24.8%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(41)	41
Productivity & Reinvestment	—	—	—		—	(65)	65
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(84)	84
Other Items	(15)	82	(97)		9	(107)	1
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$11,524	$4,553	$6,971	60.5%	$3,921	$—	$3,050	26.5%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(16)	(18)	(15)		(20)	177	(27)
% Currency Impact	(2)	(1)	(2)		(1)	—	(4)
% Change — Currency Neutral (Non-GAAP)	(14)	(18)	(12)		(18)	—	(24)

% Change — Comparable (Non-GAAP)	(16)	(20)	(13)		(20)	—	(4)
% Comparable Currency Impact (Non-GAAP)	(1)	(1)	(2)		(1)	—	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	(14)	(20)	(11)		(19)	—	(1)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended June 30, 2017
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$231	$409	$203	$2,624	$1,252	47.7%	$1	$1,371	$0.32
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	653	156		—	497	0.11
Productivity & Reinvestment	—	—	—	87	31		—	56	0.01
Equity Investees	—	(37)	—	(37)	(10)		—	(27)	(0.01)
Transaction Gains/Losses	—	—	(130)	(82)	(707)		—	625	0.14
Other Items	(38)	—	(2)	107	43		—	64	0.01
Certain Tax Matters	—	—	—	—	40		—	(40)	(0.01)
Comparable (Non-GAAP)	$193	$372	$71	$3,352	$805	24.0%	$1	$2,546	$0.59

	Three Months Ended July 1, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[3]
Reported (GAAP)	$162	$305	$1,133	$4,299	$839	19.5%	$12	$3,448	$0.79
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	41	—		—	41	0.01
Productivity & Reinvestment	—	—	—	65	24		—	41	0.01
Equity Investees	—	18	—	18	4		—	14	—
Transaction Gains/Losses	—	—	(1,124)	(1,040)	(26)		—	(1,014)	(0.23)
Other Items	—	—	11	12	6		—	6	—
Certain Tax Matters	—	—	—	—	(83)		—	83	0.02
Comparable (Non-GAAP)	$162	$323	$20	$3,395	$764	22.5%	$12	$2,619	$0.60

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	42	34	(82)	(39)	49		(91)	(60)	(60)
% Change — Comparable (Non-GAAP)	19	16	252	(1)	5		(91)	(3)	(2)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed as well as the tax impact resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.

[2]	$4,327 million average shares outstanding — diluted

[3]	$4,377 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Six Months Ended June 30, 2017
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$18,820	$7,172	$11,648	61.9%	$6,457	$1,131	$4,060	21.6%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(737)	737
Productivity & Reinvestment	—	—	—		—	(226)	226
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	(3)	3		—	(107)	110
Other Items	21	(7)	28		(4)	(61)	93
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$18,841	$7,162	$11,679	62.0%	$6,453	$—	$5,226	27.7%

	Six Months Ended July 1, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$21,821	$8,540	$13,281	60.9%	$7,673	$608	$5,000	22.9%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(240)	240
Productivity & Reinvestment	—	—	—		—	(128)	128
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(130)	130
Other Items	32	130	(98)		13	(110)	(1)
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$21,853	$8,670	$13,183	60.3%	$7,686	$—	$5,497	25.2%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(14)	(16)	(12)		(16)	86	(19)
% Currency Impact	(1)	0	(2)		(1)	—	(4)
% Change — Currency Neutral (Non-GAAP)	(12)	(16)	(10)		(15)	—	(15)

% Change — Comparable (Non-GAAP)	(14)	(17)	(11)		(16)	—	(5)
% Comparable Currency Impact (Non-GAAP)	(1)	0	(2)		(1)	—	(4)
% Change — Comparable Currency Neutral (Non-GAAP)	(12)	(17)	(9)		(15)	—	(1)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Six Months Ended June 30, 2017
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$423	$525	$(351)	$4,131	$1,575	38.1%	$3	$2,553	$0.59
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	737	156		—	581	0.13
Productivity & Reinvestment	—	—	—	226	83		—	143	0.03
Equity Investees	—	21	—	21	5		—	16	—
Transaction Gains/Losses	—	—	473	583	(533)		—	1,116	0.26
Other Items	(38)	—	(2)	129	43		—	86	0.02
Certain Tax Matters	—	—	—	—	70		—	(70)	(0.02)
Comparable (Non-GAAP)	$385	$546	$120	$5,827	$1,399	24.0%	$3	$4,425	$1.02

	Six Months Ended July 1, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[3]
Reported (GAAP)	$303	$397	$791	$6,193	$1,240	20.0%	$22	$4,931	$1.13
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	240	—		—	240	0.05
Productivity & Reinvestment	—	—	—	128	45		—	83	0.02
Equity Investees	—	21	—	21	4		—	17	—
Transaction Gains/Losses	—	—	(773)	(643)	117		—	(760)	(0.17)
Other Items	—	—	40	39	16		—	23	0.01
Certain Tax Matters	—	—	—	—	(77)		—	77	0.02
Comparable (Non-GAAP)	$303	$418	$58	$5,978	$1,345	22.5%	$22	$4,611	$1.05

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	39	32	—	(33)	27		(86)	(48)	(48)
% Change — Comparable (Non-GAAP)	27	31	107	(3)	4		(86)	(4)	(3)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed as well as the tax impact resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.

[2]	$4,330 million average shares outstanding — diluted

[3]	$4,379 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:
	Three Months Ended June 30, 2017
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(39)	(60)
% Currency Impact	(2)	(1)
% Change — Currency Neutral (Non-GAAP)	(37)	(59)
% Structural Impact	(1)	—
% Change — Currency Neutral (Structurally Adjusted) (Non-GAAP)	(36)	—

% Impact of Items Impacting Comparability (Non-GAAP)	(38)	(58)
% Change — Comparable (Non-GAAP)	(1)	(2)
% Comparable Currency Impact (Non-GAAP)	(2)	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	1	1
% Comparable Structural Impact (Non-GAAP)	(5)	—
% Change — Comparable Currency Neutral (Structurally Adjusted) (Non-GAAP)	6	—

	Six Months Ended June 30, 2017
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(33)	(48)
% Currency Impact	(2)	(1)
% Change — Currency Neutral (Non-GAAP)	(32)	(46)
% Structural Impact	1	—
% Change — Currency Neutral (Structurally Adjusted) (Non-GAAP)	(32)	—

% Impact of Items Impacting Comparability (Non-GAAP)	(31)	(45)
% Change — Comparable (Non-GAAP)	(3)	(3)
% Comparable Currency Impact (Non-GAAP)	(3)	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	0	0
% Comparable Structural Impact (Non-GAAP)	(4)	—
% Change — Comparable Currency Neutral (Structurally Adjusted) (Non-GAAP)	4	—

Note:	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment:

	Three Months Ended June 30, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,037	$950	$2,871	$1,507	$3,038	$45	$(746)	$9,702
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	3	—	—	4	—	7
Comparable (Non-GAAP)	$2,037	$950	$2,874	$1,507	$3,038	$49	$(746)	$9,709

	Three Months Ended July 1, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,031	$937	$2,709	$1,560	$5,615	$63	$(1,376)	$11,539
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	(6)	—	—	(9)	—	(15)
Comparable (Non-GAAP)	$2,031	$937	$2,703	$1,560	$5,615	$54	$(1,376)	$11,524

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	0	2	6	(3)	(46)	(28)	46	(16)
% Currency Impact	(5)	0	0	(3)	0	(30)	—	(2)
% Change — Currency Neutral (Non-GAAP)	5	1	6	(1)	(46)	2	—	(14)
% Acquisitions, Divestitures and Structural Items	(1)	(1)	2	0	(46)	0	—	(17)
% Change — Organic Revenues (Non-GAAP)	6	2	5	(1)	0	2	—	3

% Change — Comparable (Non-GAAP)	0	2	6	(3)	(46)	(6)	—	(16)
% Comparable Currency Impact (Non-GAAP)	(5)	0	0	(3)	0	(9)	—	(1)
% Change — Comparable Currency Neutral (Non-GAAP)	5	1	7	(1)	(46)	2	—	(14)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment:

	Six Months Ended June 30, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$3,669	$1,876	$5,265	$2,715	$6,905	$74	$(1,684)	$18,820
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	8	—	—	13	—	21
Comparable (Non-GAAP)	$3,669	$1,876	$5,273	$2,715	$6,905	$87	$(1,684)	$18,841

	Six Months Ended July 1, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$3,781	$1,872	$5,073	$2,795	$10,907	$48	$(2,655)	$21,821
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	(8)	—	—	40	—	32
Comparable (Non-GAAP)	$3,781	$1,872	$5,065	$2,795	$10,907	$88	$(2,655)	$21,853

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(3)	0	4	(3)	(37)	54	37	(14)
% Currency Impact	(5)	0	0	(3)	0	46	—	(1)
% Change — Currency Neutral (Non-GAAP)	2	1	4	0	(37)	7	—	(12)
% Acquisitions, Divestitures and Structural Items	(2)	(1)	2	0	(35)	0	—	(14)
% Change — Organic Revenues (Non-GAAP)	4	1	3	(1)	(1)	7	—	1

% Change — Comparable (Non-GAAP)	(3)	0	4	(3)	(37)	(2)	—	(14)
% Comparable Currency Impact (Non-GAAP)	(5)	0	0	(3)	0	(6)	—	(1)
% Change — Comparable Currency Neutral (Non-GAAP)	2	1	4	0	(37)	4	—	(12)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Three Months Ended June 30, 2017
Reported (GAAP) Net Operating Revenues	$9,702
Bottling Investments Net Operating Revenues	(3,038)
Consolidated Eliminations	746
Intersegment Core Net Operating Revenue Eliminations	(3)
Core Business Revenues (Non-GAAP)	7,407
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	7
Comparable Core Business Revenues (Non-GAAP)	$7,414

Three Months Ended July 1, 2016
Reported (GAAP) Net Operating Revenues	$11,539
Bottling Investments Net Operating Revenues	(5,615)
Consolidated Eliminations	1,376
Intersegment Core Net Operating Revenue Eliminations	(7)
Core Business Revenues (Non-GAAP)	7,293
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(15)
Comparable Core Business Revenues (Non-GAAP)	$7,278

% Change — Reported (GAAP) Net Operating Revenues	(16)
% Change — Core Business Revenues (Non-GAAP)	2
% Core Business Currency Impact (Non-GAAP)	(2)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	4
% Acquisitions, Divestitures and Structural Items	0
% Change — Core Business Organic Revenues (Non-GAAP)[2]	4

% Change — Comparable Core Business Revenues (Non-GAAP)	2
% Comparable Core Business Currency Impact (Non-GAAP)	(2)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	4

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
Core business revenues (non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia Pacific and Corporate operating segments offset by intersegment revenue eliminations of $3 million and $7 million during the three months ended June 30, 2017 and July 1, 2016, respectively.

[2]	Core business organic revenue (non-GAAP) growth included 3 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Six Months Ended June 30, 2017
Reported (GAAP) Net Operating Revenues	$18,820
Bottling Investments Net Operating Revenues	(6,905)
Consolidated Eliminations	1,684
Intersegment Core Net Operating Revenue Eliminations	(7)
Core Business Revenues (Non-GAAP)	13,592
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	21
Comparable Core Business Revenues (Non-GAAP)	$13,613

Six Months Ended July 1, 2016
Reported (GAAP) Net Operating Revenues	$21,821
Bottling Investments Net Operating Revenues	(10,907)
Consolidated Eliminations	2,655
Intersegment Core Net Operating Revenue Eliminations	(13)
Core Business Revenues (Non-GAAP)	13,556
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	32
Comparable Core Business Revenues (Non-GAAP)	$13,588

% Change — Reported (GAAP) Net Operating Revenues	(14)
% Change — Core Business Revenues (Non-GAAP)	0
% Core Business Currency Impact (Non-GAAP)	(2)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	2
% Acquisitions, Divestitures and Structural Items	0
% Change — Core Business Organic Revenues (Non-GAAP)[2]	2

% Change — Comparable Core Business Revenues (Non-GAAP)	0
% Comparable Core Business Currency Impact (Non-GAAP)	(2)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	2

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
Core business revenues (non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia Pacific and Corporate operating segments offset by intersegment revenue eliminations of $7 million and $13 million during the six months ended June 30, 2017 and July 1, 2016, respectively.

[2]	Core business organic revenue (non-GAAP) growth included 3 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Operating Segment:

	Three Months Ended June 30, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,111	$559	$655	$716	$(515)	$98	$2,624
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	653	—	653
Productivity & Reinvestment	(6)	1	49	2	10	31	87
Equity Investees	—	—	—	—	(38)	1	(37)
Transaction Gains/Losses	—	—	108	—	258	(448)	(82)
Other Items	—	—	(5)	—	30	82	107
Comparable (Non-GAAP)	$1,105	$560	$807	$718	$398	$(236)	$3,352

	Three Months Ended July 1, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,078	$520	$745	$760	$269	$927	$4,299
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	41	—	41
Productivity & Reinvestment	1	(1)	27	—	17	21	65
Equity Investees	—	—	—	—	15	3	18
Transaction Gains/Losses	—	—	—	—	259	(1,299)	(1,040)
Other Items	—	—	(26)	—	(63)	101	12
Comparable (Non-GAAP)	$1,079	$519	$746	$760	$538	$(247)	$3,395

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	3	8	(12)	(6)	—	(90)	(39)
% Currency Impact	(5)	(1)	(1)	(4)	—	1	(2)
% Change — Currency Neutral (Non-GAAP)	8	8	(12)	(2)	—	(91)	(37)

% Impact of Items Impacting Comparability (Non-GAAP)	1	0	(20)	0	(266)	(94)	(38)
% Change — Comparable (Non-GAAP)	2	8	8	(5)	(26)	4	(1)
% Comparable Currency Impact (Non-GAAP)	(5)	(1)	(1)	(4)	(1)	7	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	7	9	9	(2)	(24)	(2)	1

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Operating Segment:

	Six Months Ended June 30, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,996	$1,066	$1,128	$1,265	$(1,057)	$(267)	$4,131
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	737	—	737
Productivity & Reinvestment	(4)	1	84	3	24	118	226
Equity Investees	4	—	—	—	15	2	21
Transaction Gains/Losses	—	—	215	—	814	(446)	583
Other Items	—	—	(15)	—	27	117	129
Comparable (Non-GAAP)	$1,996	$1,067	$1,412	$1,268	$560	$(476)	$5,827

	Six Months Ended July 1, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,028	$1,038	$1,325	$1,314	$(163)	$651	$6,193
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	240	—	240
Productivity & Reinvestment	4	(1)	58	1	38	28	128
Equity Investees	—	—	—	—	18	3	21
Transaction Gains/Losses	—	—	—	—	673	(1,316)	(643)
Other Items	—	—	(42)	—	(105)	186	39
Comparable (Non-GAAP)	$2,032	$1,037	$1,341	$1,315	$701	$(448)	$5,978

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(2)	3	(15)	(4)	(548)	—	(33)
% Currency Impact	(5)	(2)	(1)	(4)	(1)	—	(2)
% Change — Currency Neutral (Non-GAAP)	4	5	(14)	1	(548)	—	(32)

% Impact of Items Impacting Comparability (Non-GAAP)	0	0	(20)	0	(528)	(135)	(31)
% Change — Comparable (Non-GAAP)	(2)	3	5	(4)	(20)	(6)	(3)
% Comparable Currency Impact (Non-GAAP)	(5)	(2)	(1)	(4)	0	9	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	3	5	7	1	(20)	(16)	0

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Gross Margin:
	Three Months Ended June 30, 2017	Three Months Ended July 1, 2016	Basis Point Growth (Decline)
Reported (GAAP)	62.28%	61.25%	103
Items Impacting Comparability (Non-GAAP)	(0.31)%	0.76%
Comparable Gross Margin (Non-GAAP)	62.59%	60.49%	210
Comparable Currency Impact (Non-GAAP)	(0.38)%	0.00%
Comparable Currency Neutral Gross Margin (Non-GAAP)	62.97%	60.49%	248

	Six Months Ended June 30, 2017	Six Months Ended July 1, 2016	Basis Point Growth (Decline)
Reported (GAAP)	61.89%	60.86%	103
Items Impacting Comparability (Non-GAAP)	(0.09)%	0.54%
Comparable Gross Margin (Non-GAAP)	61.98%	60.32%	166
Comparable Currency Impact (Non-GAAP)	(0.50)%	0.00%
Comparable Currency Neutral Gross Margin (Non-GAAP)	62.48%	60.32%	216

Operating Margin:
	Three Months Ended June 30, 2017	Three Months Ended July 1, 2016	Basis Point Growth (Decline)
Reported (GAAP)	21.42%	24.78%	(336)
Items Impacting Comparability (Non-GAAP)	(8.83)%	(1.68)%
Comparable Operating Margin (Non-GAAP)	30.25%	26.46%	379
Comparable Currency Impact (Non-GAAP)	(0.41)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	30.66%	26.46%	420
Structural Impact on Comparable Currency Neutral Operating Margin (Non-GAAP)	(0.24)%	(3.18)%
Underlying Operating Margin (Non-GAAP)	30.90%	29.64%	126

	Six Months Ended June 30, 2017	Six Months Ended July 1, 2016	Basis Point Growth (Decline)
Reported (GAAP)	21.57%	22.91%	(134)
Items Impacting Comparability (Non-GAAP)	(6.17)%	(2.24)%
Comparable Operating Margin (Non-GAAP)	27.74%	25.15%	259
Comparable Currency Impact (Non-GAAP)	(0.64)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	28.38%	25.15%	323
Structural Impact on Comparable Currency Neutral Operating Margin (Non-GAAP)	(0.16)%	(2.39)%
Underlying Operating Margin (Non-GAAP)	28.54%	27.54%	100

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:
	Six Months Ended June 30, 2017	Six Months Ended July 1, 2016
Reported (GAAP):
Issuances of Stock	$917	$1,108
Purchases of Stock for Treasury	(2,197)	(2,156)
Net Change in Stock Issuance Receivables[1]	1	3
Net Change in Treasury Stock Payables[2]	4	(34)
Net Share Repurchases (Non-GAAP)	$(1,275)	$(1,079)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the period.

Consolidated Cash from Operations:

	Six Months Ended June 30, 2017	Six Months Ended July 1, 2016
	Net Cash Provided by Operating Activities	Net Cash Provided by Operating Activities
Reported (GAAP):	$3,391	$3,820
Items Impacting Comparability:
Cash Payments for Pension Plan Contributions	29	471
Comparable (Non-GAAP)	$3,420	$4,291

	Net Cash Provided by Operating Activities
% Change — Reported (GAAP)	(11)
% Change — Comparable (Non-GAAP)	(20)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

Free Cash Flow:

	Six Months Ended June 30, 2017	Six Months Ended July 1, 2016	% Change
Net Cash Provided by Operating Activities	$3,391	$3,820	(11)
Purchases of Property, Plant and Equipment	(832)	(1,085)	(23)
Free Cash Flow (Non-GAAP)	$2,559	$2,735	(6)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world’s largest beverage company, offering over 500 brands to people in more than 200 countries. Of our 21 billion-dollar brands, 19 are available in lower- or no-sugar options to help people moderate their consumption of added sugar.  In addition to our namesake Coca-Cola drinks, some of our leading brands around the world include: AdeS soy-based beverages, Ayataka green tea, Dasani waters, Del Valle juices and nectars, Fanta, Georgia coffee, Gold Peak teas and coffees, Honest Tea, Minute Maid juices, Powerade sports drinks, Simply juices, smartwater, Sprite, vitaminwater, and Zico coconut water.  At Coca-Cola, we’re serious about making positive contributions to the world.  That starts with reducing sugar in our drinks and continuing to introduce new ones with added benefits.  It also means continuously working to reduce our environmental impact, creating rewarding careers for our associates and bringing economic opportunity wherever we operate. Together with our bottling partners, we employ more than 700,000 people around the world.  For more information, visit our digital magazine Coca-Cola Journey at www.coca-colacompany.com, and follow The Coca-Cola Company on Twitter, Instagram, Facebook and LinkedIn.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health-related concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer pension plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage our refranchising activities; failure to realize the economic benefits from or an inability to successfully manage the possible negative consequences of our productivity initiatives; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster; inability to attract or retain a highly skilled workforce; global or regional catastrophic events, including terrorist acts, cyber-strikes and radiological attacks; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2016 and our subsequently filed Quarterly Report on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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